Exhibit 99.1

           Station Casinos Announces Second Quarter Results


    LAS VEGAS--(BUSINESS WIRE)--Aug. 8, 2007--Station Casinos, Inc. (NYSE: STN; "Station" or the "Company") today announced the results of its operations for the second quarter ended June 30, 2007 and other Company-related news.

    Notable events include:

    -- Second quarter EBITDA (1) of $144.0 million, an increase of 7% over the prior year's second quarter.

    -- Net revenues from its Major Las Vegas Operations, excluding Green Valley Ranch, increased 7% from the prior year's second quarter.

    -- Adjusted for non-recurring items and development expenses, diluted earnings per share ("EPS") of $0.41 compared to $0.61 in the prior year's second quarter, a decrease of 33%.

    Results of Operations

    The Company's net revenues for the second quarter ended June 30, 2007 were approximately $362.9 million, an increase of 6% compared to the prior year's second quarter. The Company reported EBITDA for the quarter of $144.0 million, an increase of 7% compared to the prior year's second quarter. This marks the twenty-second consecutive quarter of year-over-year growth of Adjusted EBITDA. For the second quarter, Adjusted Earnings (2) applicable to common stock were $23.3 million, or $0.41 per diluted share, compared to the prior year's $0.61 per diluted share on a comparable basis.

    During the second quarter, the Company incurred $1.9 million in costs to develop new gaming opportunities, primarily related to Native American gaming, $6.1 million related to costs associated with the FCP transaction noted below, $1.0 million of preopening expenses, $1.7 million gain on asset sales, $3.8 million in management agreement/lease termination costs and $0.1 million of other non-recurring credits. Including these items, the Company reported net income of $15.1 million and diluted earnings applicable to common stock of $0.27 per share.

    The Company's earnings from its Green Valley Ranch joint venture for the second quarter were $11.0 million, which represents a combination of the Company's management fee plus 50% of Green Valley Ranch's operating income. For the quarter, Green Valley Ranch generated EBITDA before management fees of $28.3 million, a 7% increase compared to the prior year's second quarter.

    Las Vegas Market Results

    For the second quarter, net revenues from the Major Las Vegas
Operations, excluding Green Valley Ranch, increased to $327.1 million, a 7% increase compared to the prior year's quarter, while EBITDA from those operations increased 4% to $118.5 million.

    EBITDA and Adjusted Earnings are not generally accepted accounting principles ("GAAP") measurements and are presented solely as a supplemental disclosure because the Company believes that they are widely used measures of operating performance in the gaming industry and as a principal basis for valuation of gaming companies. EBITDA and Adjusted Earnings are further defined in footnotes 1 and 2, respectively.

    Balance Sheet Items and Capital Expenditures

    Long-term debt was $3.44 billion as of June 30, 2007. Total capital expenditures were $74.7 million for the second quarter. Expansion and project capital expenditures included $6.1 million for Phase III of Red Rock, $6.8 million for the expansion of Fiesta Henderson, $18.4 million for the corporate office building and $10.2 million for the purchase of land. As of June 30, 2007, the Company's debt to cash flow ratio, as defined in its bank credit facility, was
5.7 to 1.

    Proposed Merger

    On February 23, 2007, the Company entered into a definitive merger agreement with Fertitta Colony Partners LLC ("FCP"), pursuant to which FCP agreed to acquire all of Station's outstanding common stock for $90 per share in cash. FCP is a new company formed by Frank J. Fertitta III, Chairman and Chief Executive Officer of Station, Lorenzo
J. Fertitta, Vice Chairman and President of Station and Colony Capital Acquisitions, LLC, an affiliate of Colony Capital, LLC. On July 9, 2007, Station filed a definitive proxy statement and related materials with the Securities and Exchange Commission that provides details about the pending sale of the Company. Station will hold a special meeting of its stockholders on Monday, August 13, 2007, at 2:00 p.m. local time, at Red Rock Casino Resort Spa, 11011 West Charleston Boulevard, Las Vegas, Nevada, at which holders of record at the close of business on June 14, 2007 of Station's common stock will be asked to consider and vote upon a proposal to approve the merger agreement with FCP.

    IMPORTANT ADDITIONAL INFORMATION REGARDING THE MERGER HAS BEEN FILED WITH THE SEC.

    In connection with the proposed merger, the Company has filed a definitive proxy statement and related materials with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES THERETO. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by the Company at the Securities and Exchange Commission's website at http://www.sec.gov. The definitive proxy statement and such other documents may also be obtained for free from the Company by directing such request to Station Casinos, Inc. Investor Relations, 2411 W. Sahara Avenue, Las Vegas, NV 89102, telephone: (800) 544-2411.

    Station and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information regarding the interests of Station's participants in the solicitation is included in the definitive proxy statement.

    Company Information and Forward Looking Statements

    Station Casinos, Inc. is the leading provider of gaming and entertainment to the residents of Las Vegas, Nevada. Station's properties are regional entertainment destinations and include various amenities, including numerous restaurants, entertainment venues, movie theaters, bowling and convention/banquet space, as well as traditional casino gaming offerings such as video poker, slot machines, table games, bingo and race and sports wagering. Station owns and operates Red Rock Casino Resort Spa, Palace Station Hotel & Casino, Boulder Station Hotel & Casino, Santa Fe Station Hotel & Casino, Wildfire Casino and Wild Wild West Gambling Hall & Hotel in Las Vegas, Nevada, Texas Station Gambling Hall & Hotel and Fiesta Rancho Casino Hotel in North Las Vegas, Nevada, and Sunset Station Hotel & Casino, Fiesta Henderson Casino Hotel, Magic Star Casino, Gold Rush Casino and Lake Mead Casino in Henderson, Nevada. Station also owns a 50% interest in Green Valley Ranch Station Casino, Barley's Casino & Brewing Company and The Greens in Henderson, Nevada and a 6.7% interest in the joint venture that owns the Palms Casino Resort in Las Vegas, Nevada. In addition, Station manages Thunder Valley Casino near Sacramento, California on behalf of the United Auburn Indian Community.

    This press release contains certain forward-looking statements with respect to the Company and its subsidiaries which involve risks and uncertainties that cannot be predicted or quantified, and consequently, actual results may differ materially from those expressed or implied herein. Such risks and uncertainties include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with FCP; the outcome of any legal proceedings that have been, or will be, instituted against the Company related to the merger agreement; the inability to complete the merger due to the failure to obtain stockholder approvals for the merger or the failure to satisfy other conditions to complete the merger, including the receipt of all regulatory approvals related to the merger; the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the ability to recognize the benefits of the merger; the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger; the impact of the substantial indebtedness to be incurred to finance the consummation of the merger; the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming and hotel industries in particular; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; acts of war or terrorist incidents or natural disasters; the effects of competition, including locations of competitors and operating and market competition; and other risks described in the filings of the Company with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 2006, and its Registration Statement on Form S-3ASR File No. 333-134936. All forward-looking statements are based on the Company's current expectations and projections about future events. All forward-looking statements speak only as of the date hereof and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional financial information, including presentations from recent investor conferences, is available in the "Investor Relations" section of the Company's website at www.stationcasinos.com.

    Construction projects such as the master-planned expansions of Red Rock and Fiesta Henderson and the development of Aliante entail significant risks, including shortages of materials or skilled labor, unforeseen regulatory problems, work stoppages, weather interference, floods and unanticipated cost increases. The anticipated costs and construction periods are based on budgets, conceptual design documents and construction schedule estimates. There can be no assurance that the budgeted costs or construction period will be met.

    Development of the proposed gaming and entertainment projects with the Gun Lake Tribe, the Federated Indians of Graton Rancheria, the Mechoopda Indian Tribe of Chico Rancheria and the North Fork Rancheria of Mono Indians and the operation of Class III gaming at each of the projects is subject to certain governmental and regulatory approvals, including, but not limited to, approval of state gaming compacts with the State of Michigan or the State of California, the Department of the Interior completing the process of taking land into trust for the benefit of the tribes and approval of the management agreements by the National Indian Gaming Commission. No assurances can be given as to when, or if, these governmental and regulatory approvals will be received.

    (1) EBITDA consists of net income plus income tax provision, interest and other expense, net, loss on early retirement of debt, loss or gain on asset disposals, net, preopening expenses, management agreement/lease termination costs, other non-recurring costs, depreciation, amortization and development expense. EBITDA is presented solely as a supplemental disclosure because the Company believes that it is a widely used measure of operating performance in the gaming industry and as a principal basis for valuation of gaming companies. The Company believes that in addition to cash flows and net income, EBITDA is a useful financial performance measurement for assessing the operating performance of the Company. Together with net income and cash flows, EBITDA provides investors with an additional basis to evaluate the ability of the Company to incur and service debt and incur capital expenditures. To evaluate EBITDA and the trends it depicts, the components should be considered. The impact of income tax provision, interest and other expense, net, loss on early retirement of debt, loss or gain on asset disposals, net, preopening expenses, management agreement/lease termination costs, other non-recurring costs, depreciation, amortization and development expense, each of which can significantly affect the Company's results of operations and liquidity and should be considered in evaluating the Company's operating performance, cannot be determined from EBITDA. Further, EBITDA does not represent net income or cash flows from operating, financing and investing activities as defined by generally accepted accounting principles ("GAAP") and does not necessarily indicate cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income, as an indicator of the Company's operating performance or to cash flows as a measure of liquidity. In addition, it should be noted that not all gaming companies that report EBITDA or adjustments to such measures may calculate EBITDA or such adjustments in the same manner as the Company, and therefore, the Company's measure of EBITDA may not be comparable to similarly titled measures used by other gaming companies. A reconciliation of EBITDA to net income is included in the financial schedules accompanying this release.

    (2) Adjusted Earnings excludes development expense, preopening expenses, management agreement/lease termination costs, loss or gain on asset disposals, net, loss on early retirement of debt and other non-recurring costs. Adjusted Earnings is presented solely as a supplemental disclosure because the Company believes that it is a widely used measure of operating performance in the gaming industry and as a principal basis for valuation of gaming companies, as this measure is considered by the Company to be a better measure on which to base expectations of future results than GAAP net income. A reconciliation of Adjusted Earnings and EPS to GAAP net income and EPS is included in the financial schedules accompanying this release.


                        Station Casinos, Inc.
                Condensed Consolidated Balance Sheets
                        (amounts in thousands)
                             (unaudited)


                                          June 30,      December 31,
                                            2007            2006
                                       --------------- ---------------

Assets:
 Cash and cash equivalents             $      105,149  $      116,898
 Receivables, net                              36,313          40,762
 Other current assets                          53,892          43,891
                                       --------------- ---------------
  Total current assets                        195,354         201,551
 Property and equipment, net                2,696,436       2,586,473
 Other long-term assets                       853,612         928,672
                                       --------------- ---------------
  Total assets                         $    3,745,402  $    3,716,696
                                       =============== ===============



Liabilities and stockholders' deficit:
 Current portion of long-term debt     $          580  $          341
 Other current liabilities                    256,430         251,565
                                       --------------- ---------------
  Total current liabilities                   257,010         251,906
 Revolving credit facility                  1,023,100       1,155,800
 Senior and senior subordinated notes       2,304,586       2,304,737
 Other debt                                     8,570           8,855
 Interest rate swaps, mark-to-market           (4,855)           (905)
 Due to unconsolidated affiliate              100,000               -
 Other long-term liabilities                  224,188         183,161
                                       --------------- ---------------
  Total liabilities                         3,912,599       3,903,554
 Stockholders' deficit                       (167,197)       (186,858)
                                       --------------- ---------------
  Total liabilities and stockholders'
   deficit                             $    3,745,402  $    3,716,696
                                       =============== ===============


                        Station Casinos, Inc.
           Condensed Consolidated Statements of Operations
            (amounts in thousands, except per share data)
                             (unaudited)


                             Three Months Ended     Six Months Ended
                                  June 30,              June 30,
                           ---------------------- --------------------
                              2007        2006       2007      2006
                           ----------- ---------- ---------- ---------
Operating revenues:
 Casino                    $  256,459  $ 245,137  $ 521,154  $461,360
 Food and beverage             62,865     56,276    124,428    95,147
 Room                          28,556     21,619     59,304    38,640
 Other                         19,515     17,862     36,943    31,834
 Management fees               23,614     23,984     48,442    49,884
                           ----------- ---------- ---------- ---------
  Gross revenues              391,009    364,878    790,271   676,865
 Promotional allowances       (28,113)   (23,087)   (54,937)  (42,604)
                           ----------- ---------- ---------- ---------
  Net revenues                362,896    341,791    735,334   634,261
                           ----------- ---------- ---------- ---------

Operating costs and
 expenses:
 Casino                        96,982     86,949    192,282   161,129
 Food and beverage             43,992     41,423     87,054    67,999
 Room                           9,130      7,839     18,546    13,383
 Other                          7,493      6,820     13,720    11,403
 Selling, general and
  administrative               60,896     58,157    122,824   102,780
 Corporate                     17,403     16,472     38,713    32,759
 Development                    1,893      2,549      4,152     4,681
 Depreciation and
  amortization                 39,975     31,363     80,197    57,027
 Preopening                     1,009     13,566      1,013    27,688
 (Gain) loss on asset
  disposals, net               (1,693)        65     (1,739)     (778)
 Management
  agreement/lease
  termination                   3,800          -      3,800       500
                           ----------- ---------- ---------- ---------
                              280,880    265,203    560,562   478,571
                           ----------- ---------- ---------- ---------

Operating income               82,016     76,588    174,772   155,690
 Earnings from joint
  ventures                      9,353      9,917     20,869    21,840
                           ----------- ---------- ---------- ---------
Operating income and
 earnings from joint
 ventures                      91,369     86,505    195,641   177,530
                           ----------- ---------- ---------- ---------

Other expense:
 Interest expense, net        (57,263)   (41,345)  (113,793)  (65,161)
 Interest and other
  expense from joint
  ventures                     (6,955)    (1,480)   (12,853)   (3,048)
                           ----------- ---------- ---------- ---------
                              (64,218)   (42,825)  (126,646)  (68,209)
                           ----------- ---------- ---------- ---------

Income before income taxes     27,151     43,680     68,995   109,321
 Income tax provision         (12,078)   (16,887)   (30,872)  (41,406)
                           ----------- ---------- ---------- ---------
Net income                 $   15,073  $  26,793  $  38,123  $ 67,915
                           =========== ========== ========== =========

Earnings per common share:
  Basic                    $     0.28  $    0.46  $    0.70  $   1.10
  Diluted                  $     0.27  $    0.44  $    0.68  $   1.07

Weighted average common
 shares outstanding
  Basic                        54,523     58,851     54,454    61,463
  Diluted                      56,543     60,921     56,419    63,458

Dividends paid per common
 share                     $     0.29  $    0.25  $    0.58  $   0.50


                        Station Casinos, Inc.
                       Summary Information and
               Reconciliation of Net Income to EBITDA
     (amounts in thousands, except occupancy percentage and ADR)
                             (unaudited)

                               Three Months Ended   Six Months Ended
                                    June 30,            June 30,
                               ------------------- -------------------
                                 2007      2006      2007      2006
                               --------- --------- --------- ---------
    Major Las Vegas Operations
     (a):
    --------------------------
    Net revenues               $327,141  $305,256  $662,145  $559,976

    Net income                 $ 24,327  $ 39,091  $ 62,801  $ 83,559
     Income tax provision        23,410    23,148    46,991    49,489
     Interest and other
      expense, net               28,229    22,574    57,881    37,206
     Depreciation and
      amortization               38,012    29,806    76,318    53,707
     Gain on asset disposals,
      net                             -      (151)      (32)     (405)
     Preopening expenses            748         -       564         -
     Management
      agreement/lease
      termination                 3,800         -     3,800         -
                               --------- --------- --------- ---------
    EBITDA                     $118,526  $114,468  $248,323  $223,556
                               ========= ========= ========= =========

    Green Valley Ranch (50%
     owned):
    --------------------------
    Net revenues               $ 69,577  $ 63,001  $139,018  $130,095

    Net income                 $  3,989  $ 14,588  $ 14,965  $ 32,423
     Interest and other
      expense, net               15,028     5,716    25,869    11,910
     Depreciation and
      amortization                5,912     6,105    11,594    12,103
     (Gain) loss on asset
      disposals, net                (17)        2       (17)       25
     Loss on early retirement
      of debt                         -         -     1,655         -
     Preopening expenses             99         -       102         -
     Management
      agreement/lease
      termination                 3,300         -     3,300         -
                               --------- --------- --------- ---------
    EBITDA                     $ 28,311  $ 26,411  $ 57,468  $ 56,461
                               ========= ========= ========= =========

    Major Las Vegas Operations
     including Green Valley
     Ranch:
    --------------------------
    Net revenues               $396,718  $368,257  $801,163  $690,071

    Net income                 $ 28,316  $ 53,679  $ 77,766  $115,982
     Income tax provision        23,410    23,148    46,991    49,489
     Interest and other
      expense, net               43,257    28,290    83,750    49,116
     Depreciation and
      amortization               43,924    35,911    87,912    65,810
     Gain on asset disposals,
      net                           (17)     (149)      (49)     (380)
     Loss on early retirement
      of debt                         -         -     1,655         -
     Preopening expenses            847         -       666         -
     Management
      agreement/lease
      termination                 7,100         -     7,100         -
                               --------- --------- --------- ---------
    EBITDA                     $146,837  $140,879  $305,791  $280,017
                               ========= ========= ========= =========

    Total Station Casinos,
     Inc. (b):
    --------------------------
    Net income                 $ 15,073  $ 26,793  $ 38,123  $ 67,915
     Income tax provision        12,078    16,887    30,872    41,406
     Interest and other
      expense, net               64,218    42,825   126,646    68,209
     Depreciation and
      amortization               39,975    31,363    80,197    57,027
     Development expense          1,893     2,549     4,152     4,681
     (Gain) loss on asset
      disposals, net             (1,693)       65    (1,739)     (778)
     Preopening expenses          1,009    13,566     1,013    27,688
     Management
      agreement/lease
      termination                 3,800         -     3,800       500
     Management
      agreement/lease
      termination at Green
      Valley Ranch (50%)          1,650         -     1,650         -
     Other non-recurring costs    6,018         -    11,619         -
                               --------- --------- --------- ---------
    EBITDA                     $144,021  $134,048  $296,333  $266,648
                               ========= ========= ========= =========

    Occupancy percentage             92%       96%       93%       97%
    ADR                        $     94  $     75  $     95  $     71

(a)Includes the wholly owned properties of Red Rock (since April 18,
    2006), Palace Station, Boulder Station, Texas Station, Sunset
    Station, Santa Fe Station, Fiesta Rancho and Fiesta Henderson.

(b)Includes the Major Las Vegas Operations, Wild Wild West, Wildfire, Magic Star Gold Rush, Lake Mead Casino (since October 2006), the Company's earnings from joint ventures, management fees and corporate expense.


                        Station Casinos, Inc.
              Reconciliation of GAAP Net Income and EPS
                    to Adjusted Earnings and EPS
            (amounts in thousands, except per share data)
                             (unaudited)

                                 Three Months Ended Six Months Ended
                                      June 30,          June 30,
                                 ------------------ ------------------
                                   2007      2006     2007      2006
                                 -------- --------- --------- --------

Adjusted Earnings (a):
Net income                       $15,073  $  26,793 $ 38,123  $67,915
  Development expense              1,231      1,657    2,699    3,043
  Preopening expenses                655      8,818      658   17,997
  Management agreement/lease
   termination                     2,470          -    2,470      325
  (Gain) loss on asset disposals  (1,100)        42   (1,130)    (506)
  Other non-recurring costs        3,911          -    7,552        -
  Management agreement/lease
   termination at Green Valley
   Ranch (50%)                     1,073          -    1,073        -
  Preopening at Green Valley
   Ranch (50%)                        33          -       33        -
  Loss on early retirement of
   debt at Green Valley Ranch
   (50%)                               -          -      538        -
                                 -------- --------- --------- --------
Adjusted Earnings                $23,346  $  37,310 $ 52,016  $88,774
                                 ======== ========= ========= ========

Adjusted basic earnings per
 common share(a):
Net income                       $  0.28  $    0.46 $   0.70  $  1.10
  Development expense               0.02       0.03     0.05     0.05
  Preopening expenses               0.01       0.14     0.01     0.29
  Management agreement/lease
   termination                      0.05          -     0.05     0.01
  Gain on asset disposals          (0.02)         -    (0.02)   (0.01)
  Other non-recurring costs         0.07          -     0.14        -
  Management agreement/lease
   termination at Green Valley
   Ranch (50%)                      0.02          -     0.02        -
  Preopening at Green Valley
   Ranch (50%)                         -          -        -        -
  Loss on early retirement of
   debt at Green Valley Ranch
   (50%)                               -          -     0.01        -
                                 -------- --------- --------- --------
Adjusted basic earnings per
 common share                    $  0.43  $    0.63 $   0.96  $  1.44
                                 ======== ========= ========= ========

Weighted average common shares
 outstanding - basic              54,523     58,851   54,454   61,463


Adjusted diluted earnings per
 common share (a):
Net income                       $  0.27  $    0.44 $   0.68  $  1.07
  Development expense               0.02       0.03     0.05     0.05
  Preopening expenses               0.01       0.14     0.01     0.28
  Management agreement/lease
   termination                      0.04          -     0.04     0.01
  Gain on asset disposals          (0.02)         -    (0.02)   (0.01)
  Other non-recurring costs         0.07          -     0.13        -
  Management agreement/lease
   termination at Green Valley
   Ranch (50%)                      0.02          -     0.02        -
  Preopening at Green Valley
   Ranch (50%)                         -          -        -        -
  Loss on early retirement of
   debt at Green Valley Ranch
   (50%)                               -          -     0.01        -
                                 -------- --------- --------- --------
Adjusted diluted earnings per
 common share                    $  0.41  $    0.61 $   0.92  $  1.40
                                 ======== ========= ========= ========

Weighted average common shares
 outstanding - diluted            56,543     60,921   56,419   63,458


(a) All dollar and per share amounts are shown net of tax.

    CONTACT: Station Casinos, Inc., Las Vegas
             Thomas M. Friel, 800-544-2411 or 702-495-4210
             Executive Vice President, Chief Accounting Officer and
             Treasurer
             or
             Lori B. Nelson, 800-544-2411 or 702-495-4248
             Director of Corporate Communications